CONCESSION AGREEMENT AND LEASE








                        PIEDMONT TRIAD AIRPORT AUTHORITY




                                       AND



                          CREATIVE HOST SERVICES, INC.












                                      1997


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         THIS CONCESSION  AGREEMENT AND LEASE  (hereinafter  called  "Concession
Agreement"), made and entered this the 1st day of November, 1997, by and between the PIEDMONT TRIAD AIRPORT AUTHORITY, a body politic and corporate (hereinafter referred to as the "Authority"), and CREATIVE HOST SERVICES, INC., a California corporation (hereinafter called "Concessionaire");

                              W I T N E S S E T H:

         WHEREAS, the Authority owns and operates the Piedmont Triad International Airport in Guilford County, State of North Carolina (hereinafter referred to as the "Airport"), and the Authority maintains at the Airport a passenger terminal building (hereinafter referred to as the "Terminal Building") to accommodate passengers departing from and arriving at the Airport; and

         WHEREAS, the Authority wishes to provide facilities in the public areas of the Terminal Building to serve food and beverages for the accommodation of Airport passengers and the general public, and, pursuant to a Request for Proposals, the Authority has solicited qualified parties to submit proposals to construct leasehold improvements upon, and to equip and operate such facilities; and

         WHEREAS, the Authority has decided to accept the proposal submitted by the Concessionaire in response to such Request (such proposal and the information submitted by Concessionaire to the Authority in connection therewith to be referred to hereinafter

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 as the "Proposal"),  and to award to the Concessionaire the right to serve food and beverages in the public areas of the Terminal Building subject to the terms and conditions of this Concession Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter contained, the parties hereto agree, for themselves, their successors and assigns, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         In addition to the terms defined in the introduction to this Concession Agreement, the following terms shall have the meanings indicated below when used in this Concession Agreement:

         1. "Executive Director" shall mean the Executive Director of the Authority or, if the Authority shall adopt another title for its chief administrative officer, then its chief administrative officer. Any authority or discretion granted herein to the Executive Director may be exercised by his authorized representative.

         2. "Date of Beneficial Occupancy" shall mean (i) the first day of the calendar month next following the date on which Concessionaire's Improvements to the entire Premises are substantially completed under ARTICLE V hereof and the entire Premises are ready for occupancy by Concessionaire or

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(ii) October 1, 1998,  whichever  comes first.  The  Authority  shall notify the
Concessionaire of the date which shall constitute the Date of Beneficial Occupancy hereunder.

         3. "Landside Premises" shall mean the area on the enplaning level of the Terminal Building, in the landside portion thereof, containing __________ square feet, more or less, which is colored in blue on Exhibit A hereof.

         4. "Lease Year" shall mean a period of twelve consecutive calendar months beginning on June 1, 1998, and on each June 1 thereafter during the Term hereof.

         5. "North Concourse Premises" shall mean the area on the enplaning level of the Terminal Building, in the North Concourse thereof, containing _______ square feet, more or less, which is colored in blue on Exhibit A hereof.

         6. "Premises" shall mean the Landside Premises, the North Concourse Premises, the South Concourse Premises and the Storage Premises, all as defined in this ARTICLE I.

         7. "South Concourse Premises" shall mean the area on the enplaning level of the Terminal Building, in the South Concourse thereof, containing _______ square feet, more or less, which is colored in blue on Exhibit A hereof. If the Authority constructs the proposed addition to the South Concourse Premises described in Paragraph 3 of ARTICLE V hereof, then from and after the substantial completion of such addition, the South Concourse Premises shall also include the portion of such addition, as

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described in said Paragraph 3, which is to be added to the South Premises.

         8. "Storage Premises" shall mean the area on the service level of the Terminal Building containing square feet, more or less, which is colored in blue on Exhibit C hereof.

                                   ARTICLE II
                       LEASE OF PREMISES TO CONCESSIONAIRE

         The Authority hereby leases the Premises unto the Concessionaire, and the Concessionaire hereby hires and takes the Premises from the Authority, for the uses and subject to the terms, conditions and covenants hereinafter set forth.

                                   ARTICLE III
                                      TERM

         1. Initial Term. Unless sooner terminated under the other provisions of this Concession Agreement, the initial Term of this Concession Agreement shall begin on December 6, 1997 and continue to and including May 31, 2008. The period from December 6, 1997 to May 31, 1998 shall be referred to hereinafter as the "Transitional Term," and the period from June 1, 1998 through May 31, 2008 shall be referred to hereinafter as the "Regular Term."

         2. Extension of Term. If Concessionaire complies with all of the terms and conditions of this Concession Agreement to be kept and performed by Concessionaire for the entire length of the

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initial Term, and if the Authority desires to extend the Term of this Concession
Agreement for an additional five years, beginning on June 1, 2008 and continuing until May 31, 2013, the Authority shall notify Concessionaire, on or before June 1, 2007, of the Authority's desire to extend the Term hereof for such period and the changes, if any, which the Authority proposes to make to the terms and conditions hereof to be applicable during such extension of the Term, including, without limitation, such changes, if any, which the Authority desires to make in the Minimum Annual Guarantees and percentage rents of the Concessionaire under
ARTICLE VI hereof. If the Concessionaire agrees to extend the Term hereof for such period as proposed by the Authority, the Concessionaire shall notify the Authority of its agreement to such extension on or before September 1, 2007, in which case the Term of this Concession Agreement shall be extended for such additional five year period, unless sooner terminated under the other provisions hereof, and the terms and conditions of this Concession Agreement shall be deemed to have been amended, effective as of the beginning of such five year period, in the manner proposed by the Authority.

                                   ARTICLE IV
                  USE OF PREMISES AND RIGHTS OF CONCESSIONAIRE

         1. Use of the Premises. Concessionaire shall use the Landside Premises, the North Concourse Premises and the South Concourse Premises for the preparation and sale to the public of the food and beverages, both alcoholic and non-alcoholic,

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described by  Concessionaire  in its Proposal,  for the  preparation and sale of such other food and beverage items as shall be approved from time to time by the Executive Director, for the sale of packaged coffee and coffee mugs, and for storage, office and administrative functions in connection with Concessionaire's operations hereunder. Concessionaire shall use the Storage Premises for storage of its inventory of food and beverages, and of equipment and supplies, which are used by Concessionaire in providing its service hereunder. Concessionaire shall not use the Premises for any purpose other than the purposes specifically
provided  for  herein.   Without  limiting  the  generality  of  the  foregoing,
Concessionaire shall not use the Premises to offer or to sell any of the following products or services: retail merchandise (except as expressly allowed under this ARTICLE IV), in-flight catering, telecommunication products and
services,   display   advertising,   car  rentals  and  other  modes  of  ground
transportation or services connected therewith, hotel lodging or services connected therewith, shoeshine, flowers, amusements and games, banks, automatic teller machines or travel agencies.

         2. Vending Machines. In addition to its right to sell food and beverage items within the Premises, as set forth in Paragraph 1 hereof, Concessionaire shall also have the right to operate vending machines at the approximate locations on the deplaning level of the Terminal Building shown in pink on Exhibit B hereof, for the sale of the following items only: soft

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drinks, juices, coffee, and other items approved in writing by Authority.

         3. Rights Not Exclusive. The rights granted herein to Concessionaire shall not be exclusive; provided that except as stated in Subparagraphs (A), (B) and (C) hereof, the Authority shall notify the Concessionaire before granting a concession to any other party to sell food or beverages in the Terminal Building of a type which Concessionaire is permitted to sell hereunder if such concession would continue for a period of thirty days or more during the Term hereof, and if the sales of such food and beverages by such party within the Terminal Building are reasonably expected by the Authority to exceed $25,000.00 per year. If, within thirty days after such notice, Concessionaire notifies the Authority that it objects to such other concession, and if the Authority then proceeds with the granting of such concession notwithstanding the objection of the Concessionaire, Concessionaire shall then have the option to terminate the Term of this Concession Agreement by giving written notice of termination to the Authority within thirty days after the date on which such other party begins operations within the Terminal Building pursuant to such concession. Such termination, if elected by Concessionaire, shall be effective ninety days after the date of such notice of termination, and the Authority shall, within thirty days of such effective date, pay to Concessionaire the undepreciated balance of the costs incurred by Concessionaire in making Concessionaire's Improvements and any

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interim   refurbishment  under  ARTICLE  V  hereof,  as  finally  settled  under
Paragraphs 4 and 7 of said ARTICLE V, such balance to be  calculated  as to each item included in such costs based on straightline depreciation over whichever of the following is shorter: (i) the Term of this Concession Agreement, or (ii) the useful life of such item. For purposes of this Paragraph and Paragraphs 4 and 7 of said ARTICLE V, the useful life of an item included in Concessionaire's Improvements and in such interim refurbishment shall be deemed to be the useful life which is assumed by Concessionaire in calculating its rate of depreciation for such item on its books of account. Notwithstanding the foregoing, the granting of any one or more of the following rights by the Authority to sell or serve food and beverages within the Terminal Building shall not require notification to the Concessionaire under this Paragraph 3 or create an option on the part of the Concessionaire to terminate the Term of this Concession
Agreement:

                  (A) The Authority may grant to third parties the right to sell food and beverages in areas of the Terminal Building which are not open to the general public, to provide in- flight catering or to cater meetings and events;

                  (B) The Authority may grant to third parties the right to sell types of food and beverages defined by the Authority which are not then being sold by Concessionaire if the Authority first notifies the Concessionaire of the Authority's desire for such items to be sold within the

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         Terminal Building and Concessionaire fails to begin offering said items
         (or a commonly accepted substitute) for sale on the Premises within thirty days thereafter and to continue to offer said items for sale for the balance of the Term hereof; and

                  (C) The Authority may grant the right to sell the following items to a third party then having a concession to sell retail merchandise in the Terminal Building: bottled water, bottled or canned drinks, candy, snacks and packaged food items not to be consumed on the premises of such retail merchandise concessionaire.

                                    ARTICLE V
                           CONSTRUCTION AND UPFITTING
                                 OF THE PREMISES

         1. Plans and Specifications. Within thirty days after the execution hereof, Concessionaire shall submit to the Authority for its approval proposed plans and specifications for the construction of the leasehold improvements to be made to the Premises, and for the equipment, fixtures and furnishings to be installed in or placed upon the Premises by Concessionaire (such leasehold improvements, and said equipment, fixtures and furnishings to be referred to hereinafter as "Concessionaire's Improvements"). Said plans and specifications shall conform to the description of the same which appears in the Proposal as modified by the layout plan of the parties dated ________, 1997, said plans and specifications shall call for first-class

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materials  and  construction,   and  said  plans  and  specifications  shall  be
coordinated with the design and appearance of the new retail merchandise facilities to be constructed in the Terminal Building. The Authority shall have the right to require such changes, if any, in such plans and specifications, as the Authority shall deem necessary or desirable in its reasonable judgment, including, without limitation, changes (i) to correct errors or supply missing information, (ii) to comply with applicable building codes, health and safety regulations or other legal requirements or (iii) to make the proposed facilities conform more closely with the Concessionaire's Proposal as modified in the
manner  described   hereinabove,   or  more  suitable  for  the  services  which
Concessionaire is obligated to provide hereunder, or more compatible with the remainder of the Terminal Building. The Authority shall, within thirty days
after  its  receipt  of  the  proposed   plans  and   specifications   from  the
Concessionaire, notify the Concessionaire of the changes thereto, if any, which will be required by the Authority hereunder and Concessionaire shall make such changes within thirty days thereafter and submit the revised plans and specifications to the Authority.

         2. Completion of Facilities in the Landside Premises and the North Concourse Premises. Concessionaire shall let such contracts and take such other action as shall be necessary to commence the construction and implementation of Concessionaire's Improvements in the Landside Premises and in the North Concourse

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Premises  on or before  January  31,  1998.  Concessionaire  shall  cause all of
Concessionaire's Improvements in said Premises to be completed substantially in accordance with the approved plans and specifications, and shall cause such Premises to be ready for service to the public, as expeditiously as possible thereafter, but no later than __________1, 1998.

         3. Completion of Facilities in the South Concourse Premises.

                  (A) Proposed Addition to the South Concourse Premises. The Authority is contemplating the construction of a proposed addition to the South Concourse, adjacent to the South Concourse Premises, as shown on Exhibit A hereof. If such addition is constructed, a portion thereof, containing _____ square feet, more or less, as colored in green on Exhibit A hereof, will be added to the South Concourse Premises. Following the execution of this Concession Agreement, the Authority shall advertise for bids for the construction of the proposed addition to the South Concourse Premises pursuant to Article 8 of Chapter 143 of the General Statutes of North Carolina. Within thirty days after the opening of such bids, the Authority shall elect either
         (i) to award a contract or contracts to the lowest responsible bidder(s) and proceed with the project or (ii) to reject all bids and cancel the project. If the Authority elects to award a contract or contracts for the project, the Authority shall proceed diligently thereafter

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         to cause such addition to be constructed, with the completed project to have a concrete  floor and unfinished  interior walls and ceiling,  and
         the   Authority   shall   notify   Concessionaire   to   proceed   with
         Concessionaire's  Improvements to the South Concourse Premises when the
         construction  of  the  addition  is  substantially   completed  by  the
         Authority. If the Authority elects to reject all bids and cancel the project, the terms and conditions of this Concession Agreement shall remain in full force and effect notwithstanding such cancellation, including, without limitation, the Minimum Annual Guarantees of the Concessionaire set forth in ARTICLE VI hereof. In the event of such cancellation, Concessionaire shall, within thirty days after being
         notified   thereof,   submit  to  the   Authority   revised  plans  and
         specifications for Concessionaire's Improvements to the South Concourse Premises covering only the existing structure, such revised plans and specifications to be subject to review and modification by the Authority in the same manner and according to the same procedure as is specified in Paragraph 1 of this ARTICLE V with respect to the original plans and specifications; and, upon the completion of the revised plans and specifications, the Authority shall notify Concessionaire to proceed with Concessionaire's Improvements to the South Concourse Premises in accordance therewith. Irrespective of whether the Authority elects to proceed with the construction of the

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         addition,  the Authority shall install any overhead  ductwork which may be needed in the South Concourse Premises to provide HVAC service thereto, and shall extend electrical, water and sewer lines to the exterior walls of the Premises with sufficient capacity to supply the utilities needed by the Concessionaire.

                  (B) Concessionaire's Improvements to the South Concourse Premises. Within thirty days after the Authority gives notice to the Concessionaire to proceed with Concessionaire's Improvements to the South Concourse Premises (whether upon completion of the addition, or upon completion of revised plans and specifications in the absence of an addition), Concessionaire shall let such contracts and take such other action as shall be necessary to commence the construction and implementation of Concessionaire's Improvements within the South Concourse Premises. Concessionaire shall cause all of Concessionaire's Improvements in the South Concourse Premises to be completed substantially in accordance with the approved plans and specifications, and shall cause such Premises to be ready for service to the public, as expeditiously as possible thereafter, but no later than ninety days after the notice to proceed from the Authority.

         4. Required Investment by Concessionaire. All of Improvements shall be made by Concessionaire at its own cost and expense. Concessionaire agrees to spend not

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less than $1,360,000.00 for Concessionaire's  Improvements.  The following costs which are incurred by Concessionaire in connection with Concessionaire's Improvements shall be credited against such amount: (i) architect's and engineering fees for the preparation of the plans and specifications and for construction management, (ii) payments made to contractors and suppliers for the construction of leasehold improvements (including any addition thereto to cover the premiums for the performance and payment bonds required hereunder), and
(iii) the purchase price for all equipment, fixtures and furnishings purchased and installed by Concessionaire in the Premises pursuant to the plans and
specifications   (other   than  office   equipment   which  is  to  be  used  by
Concessionaire solely for performing office and administrative functions). The following costs shall not be credited against such amount: (i) the purchase price for office equipment referred to in item (iii) above, (ii) internal costs of the Concessionaire such as overhead, administrative and travel expenses, or compensation for its own employees, (iii) the price or value of any property previously used by Concessionaire, or (iv) the premium for Concessionaire's performance and payment bond(s) under Paragraph 5 of this ARTICLE IV. Within ninety days after the Date of Beneficial Occupancy, Concessionaire shall submit to the Authority a statement, certified by an officer of Concessionaire, of the cost of each item to be credited against its obligation hereunder and the useful life thereof, together with such invoices and other documentation as shall be required

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to substantiate the information  reported on such statement.  Such statement and supporting documentation shall be subject to review and audit by the Authority. If the costs to be credited against the Concessionaire's obligation are less than $1,360,000.00, Concessionaire shall pay the deficiency to the Authority with the submission of such statement.

         5. Concessionaire's Performance and Payment Bonds. Upon the execution of this Agreement, Concessionaire shall submit to the Authority a surety bond or bonds issued by an insurance company acceptable to the Authority, and in a form satisfactory to the Authority, in the amount of $1,360,000.00 each conditioned upon (i) the full performance by the Concessionaire of Concessionaire's obligations under the preceding Paragraphs of this ARTICLE V, and (ii) the payment by Concessionaire of all sums owed by the Concessionaire to its contractors and suppliers in connection with Concessionaire's performance of such obligations.

         6. Transitional Premises. Beginning December 6, 1997, and ending on the respective dates set forth below, Concessionaire shall have the temporary use and occupancy of the following transitional premises within the Terminal
Building:

                  (A) Beginning on December 6, 1997 and ending on the date on which Concessionaire's Improvements to the Landside Premises are substantially completed and such Premises are ready for occupancy by Concessionaire, but no later than July 1, 1998, Concessionaire shall have the use and

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         occupancy of an area on the enplaning  level of the Terminal  Building, in the landside portion thereof, containing ______ square feet of space, more or less, in the general location which is colored in orange on Exhibit A hereof, the exact boundaries and dimensions of which to be determined by the Authority in its reasonable judgment;

                  (B) Beginning on December 6, 1997 and ending on the date on which Concessionaire's Improvements in the North Concourse Premises are substantially completed and such Premises are ready for occupancy by Concessionaire, but no later than July 1, 1998, Concessionaire shall have the use and occupancy of the area on the enplaning level of the Terminal Building, in the North Concourse thereof, containing __________ square feet of space, more or less, which is colored in red on Exhibit A hereof; and

                  (C)  Beginning  on  December 6, 1997 and ending on the Date of
         Beneficial Occupancy, Concessionaire shall have the use and occupancy of the area on the enplaning level of the Terminal Building, in the South Concourse thereof, containing square feet of space, more or less, which is colored in red on Exhibit A hereof. During the respective periods that Concessionaire has the use and occupancy of said transitional premises, the same shall be regarded as part of the Premises hereunder, and Concessionaire's tenancy of the transitional premises shall be subject to all of the terms and conditions hereof applicable to

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         the  Premises  defined  in ARTICLE I hereof.  During  the  period  from
         December   6,  1997   through   the  Date  of   Beneficial   occupancy,
         Concessionaire  shall  use  its  best  efforts,   through  use  of  the
         transitional premises, to provide the service to the public which is contemplated by this Concession Agreement and to meet adequately the needs of the public for food and beverage service within the Terminal Building.

         7. Interim Capital Refurbishment. On or before June 1, 2002, Concessionaire shall submit proposed plans and specifications to the Authority for the interim refurbishment of the Premises. The Authority shall have the right to require changes in such proposed plans and specifications upon the same grounds specified in Paragraph 1 hereof with respect to the plans and specifications for Concessionaire's Improvements, and shall notify Concessionaire within thirty days after the Authority's receipt of the proposed plans and specifications of the changes, if any, which are required by, the Authority. Concessionaire shall, at its own expense, complete the interim refurbishment of the Premises, substantially in accordance with the approved plans and specifications, as expeditiously as possible thereafter, but no later than May 31, 2003. Concessionaire agrees to spend not less than $250,000.00 for the interim refurbishment of the Premises pursuant to this Paragraph 7, including within such costs only those categories of costs which would be credited against Concessionaire's obligation under Paragraph 4 hereof, and Concessionaire shall submit to the Authority, upon the completion

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of  such  interim  refurbishment,  a  statement,  certified  by  an  officer  of
Concessionaire, of the cost of each item to be credited against Concessionaire's obligation for the interim refurbishment and the useful life thereof, together with such invoices and other documentation as shall be required to substantiate the information reported on such statement. Such statement and supporting documents shall be subject to review and audit by the Authority. If the costs to be credited against Concessionaire's obligation under. this Paragraph 7 are less than $250,000.00, Concessionaire shall pay the deficiency to the Authority with the submission of such statement.

         8. Additional  Requirements.  In the performance of its work under this
ARTICLE V, both as to Concessionaire's Improvements and as to the interim refurbishment of the Premises, Concessionaire shall comply with the following additional requirements:

                  (A) Concessionaire shall require each contractor employed directly by Concessionaire to provide a performance bond and payment bond, in a form satisfactory to the Authority and with sureties acceptable to the Authority, insuring the performance by such contractor of its contract with Concessionaire and the payment by such contractor of its employees, subcontractors and suppliers; and

                  (B) Concessionaire shall use its best efforts to minimize interference with the use of the Terminal Building by the Authority, its other tenants, and the general public.

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         9. Authority Not Responsible for Acts of Concessionaire.  The Authority
shall not incur any liability for any act or omission of Concessionaire, or any party employed by Concessionaire, in connection with the preparation of the
plans  and   specifications   for,  or  the  construction  or  installation  of,
Concessionaire's Improvements or the interim refurbishment of the Premises, nor shall the Authority be considered in any respect to have warranted the adequacy of such plans and specifications or the quality of such construction.

         10. Concessionaire Takes the Premises "As Is." Except for the proposed addition to the South Concourse Premises (if such addition is constructed by the Authority), Concessionaire takes the Premises without any improvement, repair or modification by the Authority and subject to the following: (i) ordinary wear and tear occurring between the date hereof and the date Concessionaire takes possession of the Premises, (ii) the removal by the current tenant of the Authority of any property belonging to such tenant, and (iii any damages to the Premises which are reasonable and expected as a result of such removal. As part of Concessionaire's Improvements hereunder, Concessionaire shall, at its own cost and expense, dismantle any existing improvements or property on the Premises which is not to be used by Concessionaire and remove any junked materials or equipment from the Airport.

         11. Title to Vest in Authority. Title to all property installed or placed in the Terminal Building in connection with

Concessionaire's Improvements, or the interim refurbishment of the Premises under Paragraph 7 hereof, whether real property or personal property, and any replacements thereof or additions thereto, shall immediately vest in the Authority subject to the right of Concessionaire to use the same during the Term hereof as a tenant of the Authority pursuant to the terms and conditions of this Concession Agreement; provided that the Authority shall not acquire title hereunder to any office equipment of the Concessionaire which is used solely in performing office or administrative functions, nor to any personal property installed or placed upon the Premises by Concessionaire which cannot be used by the Authority without infringing on a valid trademark or copyright of Concessionaire or of a third party.

                                   ARTICLE VI
                                RENTALS AND FEES

         For the rights, privileges and use of the Premises granted in this Concession Agreement, Concessionaire shall pay to the Authority the rentals and fees set forth herein, and shall comply with the record-keeping and other obligations of the Concessionaire set forth hereinafter, as follows:

         1. Rent During Transitional Term. Within twenty days after the end of each calendar month during the Transitional Term, beginning with the month of December, 1997, Concessionaire shall provide the Authority with a written accounting of its Gross Revenues for such month in the same manner as is required in Paragraph 4 of this ARTICLE VI for each month of the Regular

Term, and Concessionaire shall pay to the Authority Percentage Rents thereon at the same rates as are in effect for each Lease Year under Subparagraph 2(B) of this ARTICLE VI. Concessionaire shall also, within ninety days after the end of the Transitional Term, submit to the Authority a statement of its total Gross Revenues for the Transitional Term in the same manner as is required for each Lease Year under Paragraph 5 of this ARTICLE VI, with any excess amount paid or owed by Concessionaire to be discharged as provided in said Paragraph 5. For all such purposes, the Minimum Annual Guarantee for the Transitional Term shall be deemed to be zero.

         2. Rent During Regular Term. For each Lease Year during the Regular Term, Concessionaire shall pay the Authority the greater of (i) the Minimum Annual Guarantee for such Lease Year under Subparagraph (A) below (to be referred to herein as the "Minimum Annual Guarantee"), or (ii) the share of the Concessionaire's Gross Revenues for such Lease Year calculated under Subparagraph (B) below (such share of such Gross Revenues to be referred to herein as "Percentage Rents"):

                  (A) The Minimum Annual Guarantee of the Concessionaire for each respective Lease Year shall be as follows:

                           (i) For the first Lease Year, beginning June 1, 1998,
                  the Minimum Annual Guarantee shall be $13,291.67 multiplied by the number of months in such Lease Year before the Date of Beneficial Occupancy, plus $24,166.67 multiplied by the number of months in such Lease Year beginning on or after the Date of Beneficial Occupancy.

                           (ii) For the second Lease Year, the Minimum Annual Guarantee shall be $300,000.00; and

                           (iii) For the third and each  succeeding  Lease Year,
                  the Minimum Annual Guarantee shall be
                  $310,000.00.

                  (B) The Percentage Rents of Concessionaire for each Lease Year shall be the sum of the following:

                          (i) 11% of the Gross Revenues of Concessionaire for such Lease Year derived from Vending Machine sales;

                           (ii) 19.5% of the Gross  Revenues  of  Concessionaire
                  for such Lease Year derived from the sale of alcoholic beverages; and

                           (iii)   14.5%  of  all  other   Gross   Revenues   of
                  Concessionaire for such Lease Year.

         3. Monthly Payments of Rent. On or before the first day of each and every month during the Regular Term hereof, Concessionaire shall pay to the Authority a monthly installment of its Minimum Annual Guarantee for the then current Lease Year, in advance and without demand, in the following amounts:

                  (A) For the month of June, 1998, and for each calendar month thereafter prior to the Date of Beneficial Occupancy, the sum of $13,291.67.

                  (B) For the month beginning on the Date of Beneficial Occupancy, and or each calendar month thereafter during the first Lease Year, the sum of $ 24,166.67; and

                  (C) For each calendar month after the first Lease Year, one-twelfth (1/12th) of the Minimum Annual Guarantee for the then current Lease Year.

         4. Monthly Payments of Percentage Rents. Within twenty days after the end of each calendar month during the Term hereof, Concessionaire shall provide the Authority with an accounting of its Gross Revenues for such calendar month. Such accounting shall be submitted on a form approved by the Authority and shall include sufficient detail to show separately the revenues of Concessionaire for each category of revenue identified in Subparagraph 2(B) hereinabove and to show separately the revenues of Concessionaire from each of its facilities within the Terminal Building. Upon the submission of such accounting, Concessionaire shall pay the Authority the amount, if any, by which (i) Concessionaire's Percentage Rents for such calendar month as calculated under said Subparagraph 2(B) hereof exceed (ii) the monthly installment of the Minimum Annual Guarantee to be paid by Concessionaire under Paragraph 3 hereof.

         5. Annual Reconciliation. Within ninety days after the end of each Lease Year, Concessionaire shall prepare and submit to the Authority a written accounting of its total Gross Revenues for such Lease Year. Such accounting shall be prepared in accordance with generally accepted accounting principles, shall be in such detail and on such forms as-may be acceptable to the Authority, and shall be certified to be correct by Concessionaire's chief financial officer or by an independent Certified Public Accountant. If the total rents previously paid by Concessionaire for such Lease Year exceed the greater of (i) the Minimum Annual Guarantee for such Lease Year, or (ii) the amount of Percentage Rents calculated under Subparagraph 2(B) hereof for such Lease Year, such excess shall be credited by the Authority to any obligation of the Concessionaire which is then due or coming due, or if the Term hereof has expired and all of Concessionaire's obligations to the Authority have been satisfied in full, the Authority shall pay such excess to Concessionaire. If the total rents previously paid by Concessionaire for such Lease Year are less than the greater of (i) the Minimum Annual Guarantee for such Lease Year, or (ii) the amount of Percentage Rents calculated under Subparagraph 2(B) hereof for such Lease Year, Concessionaire will remit the deficiency to the Authority with such accounting.

         6.  Definition  of  "Gross  Revenues".   As  used  in  this  Concession
Agreement, the term "Gross Revenues" shall mean all amounts, of every kind or nature, charged or received by Concessionaire for business conducted by
Concessionaire at the Airport, or in connection with the operation of Concessionaire's rights or privileges hereunder, without deduction or exclusion except as specifically provided for in this Paragraph 6, without regard to whether the applicable transactions are for cash, credit, exchange or otherwise, and without regard to whether amounts charged by Concessionaire are actually collected. Non- cash consideration received by Concessionaire shall be included in Gross Revenues at its cash value. Without in any manner limiting the generality of the foregoing, the term "Gross Revenues" shall include the gross amounts charged by Concessionaire for all food and beverages and for any other items sold by Concessionaire at the Airport, and for all services provided by Concessionaire at the Airport, together with the amount of all orders taken or received by Concessionaire at the Airport and filled elsewhere. If any part of Concessionaire's business shall be sublet by Concessionaire or conducted by any party other than Concessionaire, there shall be included in Concessionaire's Gross Revenues hereunder all of the Gross Revenues of such party in the same manner and with the same effect as if such business had been conducted by Concessionaire itself. Each charge or sale upon installment or credit shall be treated as a receipt for the full price in the month in which such charge or sale is made, irrespective of the time when, or whether, Concessionaire shall receive payment therefor. The term "Gross Revenues" shall not include:

                  (A) the amount of receipts from the sale of or the trade-in value of any furniture or fixtures used on any of the Premises and owned by Concessionaire or any sublessee of Concessionaire;

                  (B) the amount of any federal, state or local excise or sales taxes levied upon the sales of the Concessionaire or any sublessee of Concessionaire and collected from the purchaser as a separate item;

                  (C) the value of any goods, wares, merchandise, or services given by Concessionaire, or any sublessee of Concessionaire, without charge, but not in exchange, to any other person or party;

                  (D) receipts with respect to any sale made at the Airport by the Concessionaire or any sublessee of Concessionaire in which the goods sold are thereafter returned by the purchaser and such return is accepted, to the extent of any refund actually granted or adjustment actually made by Concessionaire or any sublessee of Concessionaire either in the form of cash or credit; or

                  (E) the amount of any tip or other gratuity given by patrons or customers to employees of Concessionaire or any sublessee of Concessionaire.

                  Nothing in this Paragraph 6 shall be construed to permit any assignment or subletting by Concessionaire except in accordance with ARTICLE XI hereof.

         7. Record Keeping. At each of Concessionaire's facilities within the Premises, Concessionaire shall install and use thereon all cash registers, invoicing machines, and other automatic accounting equipment, and all sales slips, receipts and other documentation, as are necessary or required to record properly and accurately the Gross Revenues of Concessionaire. Concessionaire shall keep and maintain for a period of three years after the end of each Lease Year (or, in the case of the Transitional Term, for a period of three years following the end of the Transitional Term), in accordance with generally accepted accounting principles, all records of its Gross Revenues for such Lease Year (or Transitional Term), whether in written or computer form, including, without limitation, its general ledger, sales and cash receipts, journals, daily business reports, cash register and computer terminal tapes, bank deposit slips, credit/debit card fee statements, tax reports filed with state and federal agencies and contractual agreements with other Airport tenants. During the Term hereof, Concessionaire shall keep such records on the Premises, and all such records, and the data recording equipment of the Concessionaire shall be subject to inspection at all reasonable hours by the Authority.

         8. Auditing. In addition to its right of inspection under Paragraph 7 hereof, the Authority or its representative shall have the right, upon seventy-two hours prior notice, at any time and from time to time during the Term hereof or within three years thereafter, to audit the records of Concessionaire relating to its Gross Revenues, and Concessionaire, upon request, shall make all such records available for examination at the offices of the Authority. If delay or additional costs are incurred in connection with such audit which are caused by Concessionaire, Concessionaire shall be responsible for such additional costs.

At the request of the Concessionaire, the Authority or its representative may conduct the audit at a location other than the offices of the Authority, provided Concessionaire shall reimburse to the Authority all additional expenses which are incurred by the Authority for conducting such audit away from its offices, including, but not limited to, travel expenses, travel time, and other related expenses. If, as a result of an audit, it is established that Concessionaire or any subconcessionaire has understated Gross Revenues for the period covered by the audit by five percent (596) or more, the entire expense of said audit shall be borne by Concessionaire. Any additional Percentage Rents due as a result of such audit shall forthwith be paid by Concessionaire to the Authority with interest thereon, from the end of the month in which the discrepancy occurred until payment is made, at a rate of eighteen percent (18%) per annum or the then maximum lawful rate of interest per annum, whichever is less.

         9. Medium of Payment. All payments hereunder shall be made in lawful money of the United States.

         10. Delinquencies. In the event Concessionaire is delinquent for a period of thirty days or more in paying to the Authority any sums payable pursuant to this Concession Agreement, the Authority shall be entitled to collect from Concessionaire interest thereon, from the date such sum was due and payable until paid, at the rate of eighteen percent (18%) per annum or at the then maximum lawful rate of interest per annum, whichever is less, plus the reasonable attorney's fees incurred by the Authority in the collection of such delinquency. Receipt of such interest or attorney's fees by the Authority shall not bar the exercise of any other remedy available to the Authority on account of such delinquency.

         11. Security. As security for the payment or performance by Concessionaire of its obligations hereunder, Concessionaire will provide to the Authority, upon the execution hereof, a nondocumentary, irrevocable notation Letter of Credit issued by a bank acceptable to the Authority, in a form which is acceptable to the Authority, in the amount of $155,000.00. Said Letter of Credit shall remain in force throughout the Term hereof and thereafter until all the obligations of Concessionaire to the Authority have been paid in full. In addition to any other remedies the Authority may have, the Authority may, at its option, draw on said Letter of Credit for the payment of any amount which Concessionaire is obligated to pay to the Authority under this Concession Agreement, or to satisfy any other obligation of the Concessionaire hereunder, which has not been paid or performed by Concessionaire when due. In the event the Authority shall draw on said Letter of Credit, Concessionaire shall immediately restore such Letter of Credit to the full amount required hereunder.

                                   ARTICLE VII
                          OBLIGATIONS OF CONCESSIONAIRE

         In addition to its covenants and agreements set forth elsewhere in this Concession Agreement, Concessionaire shall perform the following obligations during the Term hereof:

         1. Furnishing and Equipping the Premises. Concessionaire shall be solely responsible for designing, furnishing, installing, and maintaining, at its own cost and expense, all furnishings, fixtures, and equipment necessary to equip the Premises and operate the same for the purposes hereinbefore set forth, and in the manner and at the standards contemplated hereunder. Such furnishings and fixtures shall be of high quality, safe, fire-resistant, modern in design and attractive in appearance. Any and all furnishings, fixtures, and equipment, and any replacements installed or placed by Concessionaire on the Premises shall be subject to the prior approval of the Executive Director.

         2.       Standards of Operation.

                  (A)  Concessionaire  shall operate in a first-class manner all of the businesses operated by Concessionaire pursuant to this Concession Agreement, and shall keep the Premises and all other areas in which Concessionaire operates hereunder in a safe, neat, clean, orderly, and inviting condition at all times, reasonably satisfactory to the Executive Director.

                  (B) Concessionaire shall offer a wide variety of food and beverages (both alcoholic and non-alcoholic) sufficient to meet the demand of the traveling public and other persons using the Airport. Concessionaire will, at the request of the Executive Director, add items to its menus if the Executive Director reasonably determines that such items are useful or desirable to the traveling public or others using the Airport. Concessionaire will, at the beginning of the Regular Term hereof, serve the following brand-name products:
         ____________________________. Concessionaire shall not voluntarily delete any food and beverages which it is serving under a brand name of one of its suppliers, or add any food or beverages under brand name not previously approved by the Executive Director, without the written consent of the Executive Director, which shall not be withheld unreasonably.

                  (C) Concessionaire shall at all times maintain a standard of quality and quantity with respect to the food and beverages sold by Concessionaire at the Airport at least as high as the standard for like food and beverages sold or offered for sale at restaurants serving comparable food and beverages within a twenty-mile radius of the Airport. The quality and quantity of all food and beverages sold by Concessionaire shall be subject to the approval of the Executive Reasonable Director. Concessionaire shall maintain a sanitation rating of "Grade All for each of its food-serving facilities based on the sanitation ratings which are now given, from time to time, to restaurants under the laws of the State of North Carolina.

                  (D) Concessionaire's service shall be prompt and efficient, and Concessionaire shall at all times have a sufficient number of employees on hand, and adequate facilities, to provide such service. Concessionaire's employees shall he clean and courteous and neat in appearance. Concessionaire shall not permit any of its employees at the Airport to use foul or profane language, or act in a loud or boisterous or otherwise improper manner.

                  (E) Concessionaire will accept at least the following credit cards in payment for its sales and service hereunder:
         VISA, MasterCard, and American Express.

                  (F) All food and beverages kept for sale by Concessionaire hereunder shall be subject to inspection by the Executive Director.

         3. Hours of Operation. Concessionaire's facilities shall be open for service to the public in each of the respective Premises hereunder seven days a week during the hours of operation specified for such Premises on the schedule attached hereto as Exhibit D. The Executive Director may make such changes in such schedule, from time to time, which he reasonably believes to be necessary to adjust to changing demand or changing flight schedules within the Airport. Concessionaire may likewise make changes in such schedule for such-purposes with the consent of the Executive Director, which shall not be withheld unreasonably.

         4. Prices. The prices charged by Concessionaire for food and beverages sold hereunder shall not exceed the average prices charged for like food and beverages by establishments within a twenty-mile radius of the Airport. Such average prices shall be determined by the Executive Director in his reasonable judgment based on prices for comparable food and beverages from at least three establishments within such radius. Comparisons shall be made on the basis of the total price for a representative selection of items, as chosen by the Authority, rather than on an item-by-item basis. If the Authority determines that the prices charged by Concessionaire exceed such average prices, Concessionaire shall make such reasonable adjustments to its prices as the Executive Director shall demand for purposes of compliance with this Paragraph. Prices for all food and beverages sold hereunder shall be conspicuously displayed by the Concessionaire.

         5. Solicitation. Solicitation of business at the Airport by Concessionaire shall be confined to signs, placards, and advertising displays, all of which shall be subject to the approval of the Executive Director prior to installation or placement and at all times thereafter. This requirement shall not apply to small signs, placards, and other similar items which would normally be placed within the Premises or affixed to tables, counters, bars, and the like, if they refer to items offered for sale by Concessionaire.

         6. Manager. Subject to the approval of the Executive Director, Concessionaire shall select and appoint a Manager for Concessionaire's operations at the Airport. Such person must be an outstanding, highly qualified and experienced manager or supervisor of comparable operations, and shall be vested by Concessionaire with full power and authority to accept service of all notices provided for herein and to oversee operation of the concession business herein authorized, including the quality and prices of the food and beverages sold by Concessionaire hereunder, and the appearance, conduct and demeanor of Concessionaire's employees. Said Manager shall be assigned to a duty station or office at the Airport, where he or she shall ordinarily be available during regular business hours and where, at all times during the Manager's absence, a responsible subordinate shall be in charge and available. The Manager appointed by Concessionaire shall devote his or her full time and attention to the performance of his or her duties hereunder and shall not be assigned any other duties or responsibilities by Concessionaire.

         7. Expenses. Except as provided in ARTICLE IX hereof, Concessionaire will be responsible for the payment of all expenses in connection with the use of the Premises and the rights and privileges granted herein, including without limitation by reason of enumeration, the cost of installing and maintaining all utilities lines necessary for distribution of utilities within the Premises, the cost of all gas, electricity, and other utilities consumed in its operations hereunder and all taxes, permit fees, license fees, and assessments lawfully levied or assessed upon its property at any time situated upon the Airport, and it will secure all permits and licenses required for construction of improvements or the operation of its business. If the cost of the gas service for Concessionaire's operations is charged to the Authority by the utility company, Concessionaire shall reimburse such costs to the Authority within five days after receiving an invoice therefor.

         8.  Maintenance  and  Repair  of  Premises.   Concessionaire  shall  be
responsible for maintaining the Premises, throughout the Term hereof, and delivering the same to the Authority at the termination of this Concession Agreement, in good condition and repair, reasonable wear and tear excepted, and damage which the Authority is obligated to repair under ARTICLE XIII hereof also excepted. Without limiting the generality of this obligation, Concessionaire will, at its own expense, be responsible as follows:

                  (A) Concessionaire shall repair and maintain all equipment, furniture, furnishings and installations which are used within the Premises. Concessionaire shall be responsible, at its own expense, for the maintenance and repair of all lighting fixtures within the Premises, including the replacement of incandescent and fluorescent lamps, starters, ballasts and other similar appurtenances.

                  (B) Cleaning and maintenance of the Premises shall be conducted at a level consistent with that conducted and performed by the Authority in comparable space and in accordance with all applicable health and sanitation laws and regulations.

                  (C) Equipment storage and maintenance areas shall at all times be kept and maintained in a clean, orderly and sanitary condition, free of debris and oil spills. Flammable materials must be stored in containers and in locations which are approved by the Authority. Spare equipment not used in regular daily operations shall be stored in areas designated by the Authority and separately leased for such storage purposes.

                  (D)   Concessionaire   shall   provide   complete  and  proper
         arrangements for handling and disposal off the Airport of all garbage, trash, unused equipment, and other refuse resulting from
         Concessionaire's operations on the Airport; and Concessionaire shall provide and use suitable receptacles, in sufficient number, on the Premises and other areas used by Concessionaire, for the disposal of the same. Upon payment by Concessionaire of such charges as the Authority may assess therefor, Concessionaire shall have the right to use the trash compactor of the Authority located on the service level of the Terminal Building for disposal of its refuse. Piling of boxes, cartons, barrels or other similar items in an unsafe or unsightly manner is forbidden.

                  (E) Concessionaire shall be responsible for the repair and maintenance of all plumbing which serves the Premises, including water lines from the point of connection with the Authority's main water line, and drains and waste lines to the point of connection with the Authority's main sewer line, whether such lines and such connections are within or outside the Premises. All drains shall be properly installed and sealed to prevent leakage, and Concessionaire shall install catch pans underneath all drains and waste lines where necessary to prevent leakage. Concessionaire is responsible for all material that is deposited in the plumbing system from the Premises and for cleaning the grease traps within the Premises. Concessionaire shall not deposit any drain cleaner or other chemical substances into the plumbing system which have not been approved in advance by the Executive Director. Concessionaire shall reimburse to the Authority upon demand all costs of repairing any damage to the Authority's plumbing or other property of the Authority resulting from a failure by Lessee to maintain the plumbing system serving the Premises, or from any failure by Concessionaire to keep such plumbing system or the floors within the Premises in a watertight condition, or from any liquid, grease or other debris which has been deposited in such plumbing system that results in stoppage or other damage.

                  (F) Concessionaire will at all times keep the Premises free of insects, rodents, and other pests.

                  If Concessionaire fails to perform its obligations under this Paragraph 8, the Authority may enter the Premises (without such entering being regarded as a termination of this Concession Agreement or an interference with the possession of the Premises by the Concessionaire) and do all things necessary to restore said Premises to the condition required by this Concession Agreement, charging the cost and expense to Concessionaire, and Concessionaire shall pay to the Authority all such costs and expenses in addition to the rentals, fees, and charges herein provided. Notwithstanding the foregoing provisions of this Paragraph 8, the obligation of Concessionaire to maintain and repair the Premises shall not extend to the repair of any structural damage thereto not caused by the willful act or by the negligence of Concessionaire, or of its agents, employees, licensees, invitees, or customers.

         9. Alterations. Concessionaire shall make no alterations or changes in the Premises without having first received the prior written approval of the Executive Director. In the event the proposed alterations or changes are so approved, they shall be made solely at Concessionaire's expense, and Concessionaire shall not be reimbursed at any time by the Authority for the cost of such work.

         10. Avoidance of Liens. In the performance of the work to be done by Concessionaire under ARTICLE V hereof, and in the performance of any alterations made by Concessionaire under Paragraph 9 hereinabove, Concessionaire shall keep the Premises and all other property of the Authority free and clear of any mechanic's or materialmen's liens of Concessionaire's contractor or material suppliers, and Concessionaire shall indemnify the Authority and hold it harmless against any such liens or any claims of lien of Concessionaire's contractors or material suppliers.

         11. Cooperation with Concessionaire's Successor. Upon the expiration or earlier termination of the Term hereof, Concessionaire shall cooperate reasonably with the party or parties selected by the Authority to operate the food and beverage concessions at the Airport so as to cause the least disruption of service to the public resulting from the transition to the new concessionaire(s).

                                  ARTICLE VIII
                             RIGHTS OF THE AUTHORITY

         The Authority retains for itself any and all rights and powers not expressly granted to Concessionaire; however, without limiting the generality of the foregoing, the Authority shall have the following specific rights:

         1. Rights of Entry and Inspection and Other Rights. The Authority shall have the right to enter the Premises for the purpose of inspecting such Premises, to check on Concessionaire's compliance with health and safety regulations and with the terms and conditions of this Concession Agreement, and to do any and all things with reference to said Premises which the Authority is obligated or authorized to do as set forth herein. The Authority, through its employees, agents, representatives, contractors, and furnishers of utilities and other services shall have the right for its own benefit, for the benefit of Concessionaire, or for the benefit of other tenants at the Airport, to maintain upon the Premises existing and future utility, mechanical, electric and other systems and services and to enter upon the Premises at all reasonable times to make such repairs, replacements or alterations to such systems or services as the Authority may deem necessary or advisable, and, from time to time, to construct or install over, in or under, the Premises, new systems or parts thereof, and to use the Premises for access to other parts of the Airport otherwise not conveniently accessible; provided, however, that the exercise of such rights shall not unreasonably interfere with the use and occupancy of the Premises by Concessionaire, and that every reasonable effort shall be made to restore the Premises to the condition existing prior to the exercise of such rights. Except in an emergency, any maintenance work in, on, under or over the Premises shall be coordinated with Concessionaire's local manager prior to being initiated. The exercise of any or all of such rights by the Authority, or others acting in behalf of the Authority, shall not be construed to be an eviction of the Concessionaire.

         2. Right of Oversight by Executive Director. The Executive Director shall have the right at all times to raise objections to the condition of the Premises, to the quality of the food and beverages offered for sale by Concessionaire, or to the character of the service rendered by the Concessionaire, and the Executive Director may require the Concessionaire to make such changes, to meet his objections, as are reasonable under the circumstances and consistent with the standards and requirements provided herein.

         3. Right to Suspend or Terminate Concession Agreement Provisions. Any rights, privileges, or interests acquired by the Concessionaire under the terms of this Concession Agreement may, at the option of the Authority following written notice of thirty days, be suspended or finally terminated without any liability on the part of the Authority, if such suspension or termination is found by the Authority, acting in good faith, to be necessary to secure federal financial aid for the development and improvement of the Airport, and if the Federal Aviation Administration demands such action by the Authority for such purpose; provided that, if the right of the Concessionaire to operate hereunder is not terminated in its entirety, an equitable adjustment shall be made in the Minimum Annual Guarantee to be paid thereafter by Concessionaire under ARTICLE VI hereof.

         4. Right to Restrict Access Beyond Security Checkpoints. The Authority retains the right to restrict access to areas on the airside of security checkpoints to persons permitted by the

Authority, such as ticketed passengers and employees of the airlines operating at the Airport. The Authority may also restrict public access within portions of the Terminal Building if such restrictions are reasonably necessary while improvements or alterations are being made to the Terminal Building. No such restrictions authorized in this Paragraph 4 shall entitle Concessionaire to any abatement of its Minimum Annual Guarantee or Percentage Rents.

         5. Rights during National Emergency. The Authority expressly reserves the right, during times of National Emergency declared by the President of the United States, to lease the Airport or any part thereof to the United States Government if said Airport facilities are required for United States Government use. In the event such a lease is executed, the rights and privileges of this Concession Agreement, insofar as they are inconsistent with the rights and privileges of the lease with the United States Government, shall be temporarily suspended and Concessionaire's Minimum Annual Guarantee shall be abated appropriately.

         6. Rights to Future Airport Development. The Authority reserves the right to develop further or to improve or to redesign or to remodel the Airport or the Terminal Building as the Authority sees fit regardless of the desires or views of the Concessionaire and without interference or hindrance by Concessionaire. If feasible, any work to be performed in the Terminal Building in connection with any such future development will be done in a manner which will cause Concessionaire as little inconvenience as practicable.

                                   ARTICLE IX
                           FACILITIES TO BE FURNISHED
                                BY THE AUTHORITY

         The Authority shall furnish, at its own expense, heat and air conditioning for the Premises, and water in such volume as Concessionaire shall reasonably require, with hot water to be supplied in such volume as Concessionaire shall reasonably require at a temperature of not less than 120 degrees Fahrenheit. The Authority shall not be required to furnish any other services or utilities, including, but not limited to, gas, electrical power, or telephone service, replacement of lamps, or janitorial services. The Authority shall also, at its own expense, be responsible for all structural maintenance and structural repairs to the Premises, except for maintenance and repairs necessitated by the willful act or by the negligence of the Concessionaire, or of its agents, employees, invitees, licensees or customers.

                                    ARTICLE X
                    DISADVANTAGED BUSINESS ENTERPRISE PROGRAM

         1. DBE Status of Concessionaire. Concessionaire shall take such action as shall be necessary to insure that, during each Lease Year during the Term hereof, not less than 15?6 of the Gross Revenues under this Concession Agreement shall be earned by a disadvantaged business enterprise (hereinafter called a 'IDBEII'), within the meaning of the U.S. Department of

Transportation's Regulations 49 CFR, Part 23, Subpart F. If Concessionaire is not itself a DBE, Concessionaire shall provide for such level of participation by entering into a joint venture, sublease, or other direct ownership arrangement with one or more DBE'S, under which not less than 151 of Gross Revenues hereunder will be regarded under such regulations as having been earned by such DBE or DBE'S, provided that any assignment or subletting undertaken by Concessionaire to meet this requirement must have the prior written consent of the Authority as provided in ARTICLE XI hereof. Concessionaire shall provide such information as the Authority may reasonably request, from time to time, to monitor the compliance of Concessionaire with the requirements of this ARTICLE X, as well as such information as the Authority's shall require from time to time to meet the Authority's reporting obligations to the Federal Aviation Administration with regard to the Authority's DBE program for concessions at the Airport.

         2. Additional Requirements and Assurances. This Concession Agreement is subject to the requirements of the U.S. Department of Transportation's Regulations, 49 CFR, Part 23, Subpart F. Concessionaire agrees that it will not discriminate against any business owner because of the owner's race, color, national origin, or sex in connection with the award or performance of any concession agreement, management contract or subcontract, purchase or lease agreement, or other agreement covered by 49 CFR, Part 23, Subpart F. Concessionaire agrees to include the statements set forth in the preceding sentence in any subsequent concession agreements that it enters and cause those businesses to similarly include the statement in further agreements, but all such subsequent agreements shall be subject to the provision of ARTICLE XI hereof.

         3. Constitutional Restrictions. Notwithstanding the foregoing, the provisions of this ARTICLE X shall not apply if and to the extent the constitutional or other legal rights of Concessionaire or any other person would be infringed thereby.

                                   ARTICLE XI
                            ASSIGNMENT AND SUBLETTING

         Concessionaire shall have no right to assign this Agreement, in whole or in part, or to sublet any of the Premises, or to assign or to sublet any of its rights, privileges or franchise under this Agreement, or to delegate any of its duties under this Agreement, without the prior written consent of the Authority, which consent shall not be unreasonably withheld, nor shall Concessionaire permit any transfer by operation of law of Concessionaire's interest created hereby, without the prior written consent of the Authority, which consent shall not be unreasonably withheld. Any change in the identity of the person owning the controlling interest in the Concessionaire's common stock through one or more transactions during the Term hereof shall be deemed to constitute an assignment requiring the Authority's prior written consent under this ARTICLE XI. Consent by the Authority to any assignment, subletting delegation or transfer of interest under this Agreement shall be limited to the instance stated in such written consent and shall not constitute a release, waiver, or consent to any other assignment, subletting delegation or transfer of interest, and notwithstanding any such assignment, subletting delegation or transfer of interest, Concessionaire shall continue to be liable for the performance of Concessionaire's obligations under this Concession Agreement.

                                   ARTICLE XII
                          TERMINATION AND CANCELLATION

         1. Termination and Timely Surrender. Concessionaire agrees to yield and deliver up to the Authority possession of the Premises and the improvements, fixtures and personal property which have vested in the Authority hereunder promptly at the termination of this Concession Agreement, by expiration or otherwise, in good condition, reasonable wear and tear excepted, and in accordance with Concessionaire's express obligations hereunder. Concessionaire shall have the right at any time during the Term, and for ten days after the termination thereof, to remove any furniture, trade fixtures, equipment or other property installed or placed by it at its expense in the Premises which have not vested in the Authority; subject, however, to any claim which the Authority may have for unpaid rents or fees and subject to the repair, at Concessionaire's expense, of any damage to the Premises or the Airport or the property of others caused by such removal, including all expenses of restoring the same to its previous condition. In the event any such furniture, trade fixtures, equipment, or other personal property of the

Concessionaire is not removed by the Concessionaire during such ten-day period, the Authority may remove the same, and Concessionaire agrees to pay all expenses for removal, all costs for repair of damage to Airport property or the property of others damaged by such removal, all storage charges, and all expenses of-restoration. The Authority may, at its option, declare any property of the Concessionaire which remains upon the Airport after the expiration of such ten-day period to have been abandoned by the Concessionaire and to have become the property of the Authority. The foregoing provisions shall not be construed to imply that Concessionaire shall have any right whatsoever to place any property on any part of the Airport outside the Premises, other than the right to place vending machines at the places indicated on Exhibit B hereof.

         2. Cancellation by Concessionaire. Concessionaire shall have the right to cancel this Concession Agreement by written notice to the Authority of its election to do so upon the happening of one or more of the following events:

                  (A) The permanent closure of the Airport as an Air Carrier Airport by act of any Federal, state or local government agency having competent jurisdiction;

                  (B) The issuance by any court of competent jurisdiction, without fault on the part of Concessionaire, of an injunction, order, or decree preventing or restraining the use by Concessionaire of all or any substantial part of the Premises, or preventing or restraining the use of the

         Airport for normal airport purposes or the use of any part thereof which may be used by Concessionaire and which is necessary for Concessionaire's operation on the Airport, which remains in force for a period of at least ninety days;

                  (C) The  substantial  breach  by the  Authority  of any of the terms, covenants, commitments or conditions of this Concession Agreement to be kept, performed, and observed by the Authority and the failure of the Authority to remedy such breach, within a period of thirty days after written notice from Concessionaire of the existence of such breach, or if such event or default cannot with reasonable diligence be removed or cured within a period of thirty days, then upon the failure of the Authority to commence to cure or remove the same within said thirty-day period and to proceed with due diligence to complete the remedying of said default; or

                  (D) If the United States Government or any of its agencies shall occupy the Airport or any substantial part thereof to such an extent as to interfere materially and adversely with Concessionaire's
         operation  for  a  period  of  sixty   consecutive  days  or  more.

         3. Cancellation by the Authority. If any one or more of the following events (sometimes herein called "events of default") shall happen:

                  (A) If Concessionaire shall make a general assignment for the benefit of creditors;

                  (B) If Concessionaire shall file a voluntary petition in bankruptcy or, if a petition seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or similar state laws shall be filed by or against Concessionaire;

                  (C) If an involuntary petition in bankruptcy shall be filed against Concessionaire and Concessionaire is thereafter adjudicated a bankrupt thereunder;

                  (D) If Concessionaire shall consent to the appointment of a receiver, trustee, or liquidator of all or substantially all of the property of Concessionaire;

                  (E)  If   Concessionaire   shall   voluntarily   abandon   and
         discontinue use of the Premises for the purpose approved herein for a period of thirty consecutive days;

                  (F) If Concessionaire shall fail to pay the rental charges or other money payments required by this Concession Agreement, or to submit to the Authority any of the accountings required under Paragraphs 4 or 5 of ARTICLE VI hereof, and such failure shall not be remedied within ten days after the same became due hereunder;

                  (G) If Concessionaire shall default in fulfilling any of the other terms, covenants, conditions or warranties to be fulfilled by it hereunder and shall fail to remedy such default within thirty days after written notice by the Authority of the-existence of such default, or if such default cannot with reasonable diligence be cured within a period of thirty days, then upon the failure of Concessionaire to commence to cure such default within said thirty-day period and to proceed with due diligence to complete the remedying of said default; or

                  (H) If Concessionaire has made any untrue statement of a material fact in its Proposal, or if Concessionaire has omitted to state any material fact in said Proposal which is necessary to make the statements which were made therein not misleading;

then, upon the occurrence of such event of default, the Authority shall have the right, without demand or notice, to re-enter and take possession of the Premises without being guilty of trespass, and, at its election, by written notice to Concessionaire, without prejudice to any other remedies the Authority may have as provided by law, either (i) to terminate this Concession Agreement in its entirety, or (ii) to terminate Concessionaire's right to possession or occupancy of the Premises only without terminating this Concession Agreement in its entirety.

                  If the Authority shall at any time elect to terminate this Concession Agreement in its entirety as above provided, the Authority, in addition to any other remedies it may have, may recover from Concessionaire all damages it may incur by reason of the happening of such event of default,'including attorneys fees and the cost of recovering the Premises and including the worth a the time of such termination of the excess, if any, of the amount of rent reserved in this Concession Agreement for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term, all of which amounts shall be immediately due and payable by Concessionaire to the Authority.

                  If the Authority shall at any time elect to terminate Concessionaire's right to possession or occupancy of the Premises only without terminating this Concession Agreement in its entirety, Concessionaire shall remain liable for the payment of rent hereunder, except to the extent that the Authority may receive such rent by reletting the Premises, after first having applied any such rent so obtained from reletting the Premises to the payment of the costs of such reletting, including the costs of brokerage fees, attorneys fees, and the costs of any repairs, alterations, or redecorations necessary or advisable for such reletting. If the rent collected from reletting is more than sufficient to pay the full amount of the rent reserved hereunder, together with the aforementioned costs, the Authority shall apply any surplus to the extent thereof to the discharge of any obligation of Concessionaire to the Authority under the terms of this Concession Agreement, including future installments of rents, and any sum then remaining---shall belong to the Authority and not Concessionaire. The Authority shall use due diligence to relet the Premises. Such reletting may be for such term and for such rental as the Authority may deem advisable, even though the term of any reletting may extend beyond the unexpired portion of the term of this Concession Agreement, but the provisions hereinabove set forth with regard to the application of rent from a reletting shall apply only to the rent collected from reletting for the unexpired portion of the Term of this Concession Agreement. if the Authority shall have elected to terminate Concessionaire's right to possession or occupancy only, the Authority may, at any time thereafter, elect to terminate this Concession Agreement in its entirety as provided above.

                  If, for any of the reasons specified above, the Authority shall either terminate this Concession Agreement in its entirety or terminate Concessionaire's right to possession only, the rights of the parties with respect to the furniture, trade fixtures, equipment or other personal property installed or placed upon the Premises shall be the same as provided in Paragraph 1 of this ARTICLE XII in the case of a termination at the end of the Term hereof.

                                  ARTICLE XIII
                         DAMAGE TO PREMISES BY CASUALTY

         1. Partial Damage. If any part of the Premises or public facilities adjacent to the Premises shall be partially damaged by fire or other casualty, but such damage does not render the Premises untenantable for the purposes for which the same are leased hereunder, the same shall be repaired to usable condition with due diligence by the Authority at its own cost and expense.

         2. Substantial Damage. If any part of the Premises or the public facilities adjacent to the Premises shall be so extensively damaged by fire or other casualty as to render said

Premises untenantable for the purposes for which the same are leased hereunder, but if said damage is capable of being repaired in sixty days, the same shall be repaired and the Premises restored to usable condition with due diligence by the Authority at its own cost and expense. In such case, the Minimum Annual Guarantee of the Concessionaire under ARTICLE VI hereof (but not the Percentage Rents of the Concessionaire) shall be paid up to the time of such. damage and shall thereafter be abated equitably in proportion to the diminution of the usefulness of the Premises until such time as such damage shall be repaired adequately for said Premises to become tenantable for Concessionaire's purposes as described in ARTICLE IV hereof. The Authority will use its best efforts to provide Concessionaire with suitable alternative facilities to continue its operations while-repairs are being completed.

         3. Extensive Damage. If any part of the Premises or the public facilities adjacent to the Premises shall be damaged by fire or other casualty so extensively as to render said Premises untenantable for the purposes for which the same are leased hereunder and@if said damage is incapable of being repaired in sixty days, either the Authority or the Concessionaire may cancel this Concession Agreement as of the date such damage occurred, by giving the other written notice of its election to do so within ten days after such damage occurs, but if this Concession Agreement is not canceled by either the Authority or Concessionaire within such period, the Authority shall, at its own expense, repair such damage and restore the Premises to usable condition and the Minimum Annual Guarantee of the Concessionaire under ARTICLE VI hereof (but not the Percentage Rents of the Concessionaire) shall be paid up to the time of such damage and shall thereafter be abated until such time as such damage shall be repaired adequately for said Premises to become tenantable for Concessionaire's purposes as described in ARTICLE IV hereof.

         4. Damage Due to Lessee's Negligence. In the event that the Premises or the public facilities adjacent to the Premises shall be damaged or destroyed by fire or other casualty or otherwise due directly or indirectly to the negligence or willful act of Concessionaire, or one-or more of its employees or agents (acting within the course or scope of their employment), there shall be no abatement of the Concessionaire's Minimum Annual Guarantee during the restoration of said Premises, the foregoing provisions of this ARTICLE XIII notwithstanding, Concessionaire shall have no option to cancel this Concession Agreement under the provisions of Paragraph 3 of this ARTICLE XIII, and to the extent that the cost of repairs shall exceed the amount of any insurance proceeds payable to the Authority by reason of such damage or destruction, Concessionaire shall pay the amount of such cost to the Authority.

         5. Damage to Personal Property. If any equipment, furniture, furnishings, trade fixtures or other personal property located on the Premises shall be damaged by fire or other casualty during the Term hereof, Concessionaire shall repair or replace the same with due diligence. The proceeds of any insurance maintained on such property by Concessionaire pursuant to Paragraph 5 of ARTICLE XIV hereof shall be applied against the cost of such repair and replacement as far as such proceeds shall go, and the balance of such costs, if any, shall be borne by Concessionaire.

                                   ARTICLE XIV
                          INDEMNIFICATION AND INSURANCE

         1. Indemnification - Authority Held Harmless. Except where otherwise specifically provided herein or where caused by the willful acts or negligence of the Authority, its agents or employees, it is an express condition of this Concession Agreement that the Authority and its directors, officers, agents and employees shall be free from any and all claims, demands, liabilities, fines, penalties, or causes of action of every kind or character, whether in law or in equity, from any cause or causes whatsoever arising from the operation of Concessionaire's business at the Airport or as the result of anything done or omitted by Concessionaire or by Concessionaire's employees, agents, licensees, invitees, contractors or suppliers, and Concessionaire shall indemnify and save harmless the Authority and its directors, officers, agents and employees against and from any and all such claims, demands, liabilities, fines, penalties or causes of action including reimbursing the Authority and the other parties indemnified hereunder for all expenses, including reasonable attorneys' fees, incurred in connection therewith. The Authority shall give to Concessionaire prompt and reasonable written notice of any such claim or action known to the Authority, and Concessionaire shall have the right to investigate, compromise, and defend the same to the extent of its own interest.

         2. General Insurance Requirements. The following general provisions shall apply to the insurance required of Concessionaire under this Concession
Agreement:

                  (A) Certification of Insurance. Upon the execution of this Concession Agreement and from time to time thereafter as requested by the Authority, Concessionaire will deliver to the Authority a Certificate of Insurance certifying that all insurance requirements contained in this Concession Agreement have been complied with as outlined below. An Acord Certificate of Insurance Form or a substitute approved by the Authority is the required form in all cases where reference is made herein to a Certificate of Insurance.

                  (B) Minimum Financial Security Requirements. Any and all companies providing insurance required by this Concession Agreement must meet the following minimum financial security requirements: (i) a Best's Rating not less than B+ and (ii) current Best's Financial Category not less than Class VII. These requirements conform to the ratings published by A. M. Best & Co. in the current Best's

         Key Rating Guide--Property-Casualty. The ratings for each company must be indicated on the Certificate of Insurance.

                  (C) Insurance Required for Duration of Agreement. Any and all insurance required by this Concession Agreement shall be maintained by Concessionaire during the entire length of this Concession Agreement, including any extensions thereto. The Authority shall have the right to inquire into the adequacy of the insurance coverages set forth in this Concession Agreement and to make such adjustments as reasonably appear necessary.

                  (D) Mandatory Thirty-Day Notice of Cancellation or Material Change. The Authority shall, without exception, be given not less than thirty days notice prior to cancellation for other than non-payment of premium or prior to any material change of any insurance required by this Concession Agreement. Non-payment of premium shall require at least ten days notice of cancellation. Confirmation of this mandatory notice of cancellation shall appear on the Certificate of Insurance and on all insurance policies required by this Concession Agreement.

                  (E) Authority as Additional Insured. The Authority shall be covered as additional insured under any and all insurance required by this Concession Agreement, and such insurance shall be primary with respect to the additional insured. Confirmation of compliance with this requirement shall appear on the Certificate of Insurance, and on any applicable insurance policies.

                  (F) Authorization and Licensing of Agent. Each and every agent acting as authorized representative on behalf of a Company affording coverage shall warrant when signing the Certificate of Insurance that specific authorization has been granted by the Companies for the agent to bind coverage as required and to execute the Certificate of Insurance as evidence of such coverage. In addition, each and every agent shall warrant when signing the Certificate of Insurance that the agent is licensed to do business in the State of North Carolina and that the company or companies are currently approved by the North Carolina Department of Insurance. 3. Liability Insurance Requirements. Concessionaire shall procure the following liability insurance coverages, each with combined single limits in the minimum amounts indicated:

                      (A) General  Liability  Insurance -  $2,000,000;

                      (B) Products Liability   Insurance  -  $2,000,000;

                      (C) Liquor  Liability Insurance - $2,000,000;  and

                      (D) Excess Liability  Insurance - $5,000,000 in
                          addition to the underlying coverages.

         4. Workers' Compensation and Employer's Liability Insurance. In addition to the coverages required under Paragraph 3 hereof, Concessionaire shall procure and maintain Workers' Compensation and Employer's Liability Insurance with minimum limits as follows, such insurance to cover each and every employee of
Concessionaire:

                  (A) Workers' Compensation Employer's Liability- Statutory;

                  (B) Employer's Liability:

                           (i) Bodily Injury by Accident/Disease--$100,000 each accident;

                           (ii) Bodily Injury by Accident/Disease--$100,000 each employee; and

                           (iii) Bodily  Injury by  Accident/Disease--  $500,000
                  policy limit.

         5. Fire Insurance. The Authority shall maintain at its expense standard fire and extended coverage as well as boiler and other vessel insurance on the Terminal Building including, but no limited to, improvements to the real property made by Concessionaire, title to which have vested in the Authority. Concessionaire shall maintain at its expense standard fire and insurance coverage satisfactory to the Authority for all items of personal property upon the Premises, such insurance to name Concessionaire and the Authority as the insureds, as their respective interests may appear, and Concessionaire shall deliver a Certificate of Insurance to the Authority with respect thereto. The insurance to be maintained by the Authority and by Concessionaire hereunder will be to the extent of at least eighty percent (80@) of full replacement value of the property to be insured less a standard disappearing deductible clause.

         6. Waiver of Subrogation by the Authority. The Authority releases Concessionaire, to the extent of proceeds received-by the Authority from its insurance coverage, from any liability for loss or damage caused by fire or any of the extended coverage perils included in the Authority's insurance policies even if such fire or other casualty should be brought about by the default or negligence of Concessionaire or its subtenants or the agents or employees of any of them; provided that this release shall be in effect only with respect to loss or damage occurring during the time that the Authority's policies for fire and extended coverage insurance contain a clause to the effect that this release shall not affect the right of the Authority to recover under such policies. The Authority will request each insurance company writing its fire and extended coverage insurance policies to include such a clause but only so long as it is includable without extra cost or, if extra cost is chargeable therefor, only so long as Concessionaire pays such extra cost. If extra cost is chargeable therefor, the Authority will advise Concessionaire of such extra cost, and Concessionaire, at its election, may pay the same, but shall have no obligation to do so.

         7. Waiver of Subrogation by Concessionaire. Concessionaire releases the Authority, to the extent of the proceeds received by the Concessionaire from its insurance coverage on its property at the Airport, from any liability for loss or damage caused by fire or any of the extended coverage perils included in Concessionaire's insurance policies covering its property at the Airport even if such fire or other casualty should be brought about by the default or negligence of the Authority, its officers, agents or employees; provided that this release shall be in effect only with respect to loss or damage occurring during the time that Concessionaire's policies for fire and extended coverage insurance contain a clause to the effect that this release shall not affect the right of Concessionaire to recover under such policies. Concessionaire will request each insurance company writing fire and extended coverage insurance policies covering its property at the Airport to include such a clause but only so long as it is includable without extra cost, or if extra cost is chargeable therefor, only so long as the Authority pays such extra cost. if extra cost is chargeable therefor, Concessionaire will advise the Authority of such extra cost, and the Authority, at its election, may pay the same, but shall have no obligation to do so.

                                   ARTICLE XV
                      COMPLIANCE WITH RULES AND REGULATIONS

         Concessionaire covenants and agrees to observe and comply with, and this Concession Agreement shall be subject to, all requirements of the constituted public authorities, all federal, state and local statutes, laws, ordinances, rules, regulations and standards now and hereafter in force, which may be applicable to the operation of Concessionaire's business at the Airport, including, but not limited to, all Rules and Regulations adopted from time to time by the Authority and laws, rules and regulations relating to the sale of alcoholic beverages, food handling, sanitation, health and safety, non-discrimination and the use or employment of socially and economically disadvantaged individuals accommodations for handicapped persons, and Airport Security, insofar as such laws, rules and regulations may be applicable to Concessionaire.

                                   ARTICLE XVI
                             ENVIRONMENTAL CONCERNS

         Concessionaire shall not cause or permit any gasoline, oil or hazardous, toxic or dangerous waste, substance or material to be used or placed on, under, or about the Airport in violation of any governmental laws or regulations, or rulings, either federal or state, applicable to environmental concerns, including, without limitation, the North Carolina Oil Pollution and
Hazardous Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Clean Water Act. In the event
Concessionaire becomes aware that any gasoline, oil or hazardous, toxic or dangerous waste, substance or material has been used or placed by it or its agents, servants or employees on the Airport in violation of any such governmental law, regulation or ruling, Concessionaire shall immediately notify the Authority in writing of such fact, and if such occurrence results from a breach by Concessionaire of its obligations hereunder, Concessionaire shall, at Concessionaire's expense, take such remedial action as is necessary to correct any such violation, remove from the Airport such substances and materials giving rise to any such violation, and take such action as is necessary to prevent a recurrence of such violation.

         Concessionaire shall keep and hold harmless the Authority an its directors, officers, agents and employees from and against an and all costs of clean up or other remedial actions, claims, demands, suits, judgments, fines, penalties, costs and expenses for violations of any such governmental law, regulation, or ruling resulting from Concessionaire's operations hereunder upon the Airport; and Concessionaire shall reimburse the Authority and the other parties indemnified hereunder for all expenses, including reasonable attorneys, fees, incurred in connection therewith. The Authority shall give to Concessionaire prompt and reasonable written notice of any such claim or action known to the Authority, and Concessionaire shall have the right to investigate, compromise, and defend the same to the extent of its own interest.

                                  ARTICLE XVII
                               GENERAL PROVISIONS

         1. Non-Discrimination. Concessionaire, for itself and its successors in interest and assigns, as a part of the consideration hereof, does hereby covenant and agree that (i) no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefit of, or be otherwise subject to discrimination in Concessionaire's operations under this Concession Agreement, (ii) that in construction of any improvement by Concessionaire on, over or under the Airport and the furnishing of services thereof, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (iii) that Concessionaire shall operate under this Agreement in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-assisted Programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as such Regulation may be amended. In the event of the breach of any of the above non-discriminational covenants, the Authority shall have the right to terminate this Agreement, provided, however, that this provision shall not be effective until the procedures of Title 49, Code of Federal Regulations, Part 21 are followed and completed including exercise or expiration of appeal rights.

         2. Affirmative Action. Concessionaire assures that it will undertake an affirmative action program as required by 14 CFR Par 152, Subpart E, to the extent the same may be applicable to Concessionaire's operations under this Concession Agreement, to insure that no person shall on the grounds of race, creed, color, national origin, or sex, be excluded on these grounds, from participation in or receiving the services or benefits of any program or activity covered by said Subpart; that it will require that it covered subtenants or concessionaires, if any, provide assurances to Concessionaire that they similarly will undertake affirmative action programs and that they will require assurance from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

         3. Accessibility to the Disabled. Concessionaire shall comply in full with all federal and state laws, rules and regulations relating to non-discrimination against handicapped and disabled persons, and the accessibility of Concessionaire's facilities and services to such persons, insofar as such laws, rules and regulations shall apply to Concessionaire, to any construction undertaken by Concessionaire hereunder, or to any of Concessionaire's operations at the Airport, including among such laws, rules and regulations, without limitation, Section 504 of the Rehabilitation Act of 1973 (29 USC 794), the Americans with Disabilities Act of 1990 (42 USC 12101-12213) and regulations issued pursuant thereto, and 49 CFR Part 27, as the foregoing may be amended from time to time.

         4. Failure to Enforce. The failure by the Authority to enforce, for any period or periods, any of the terms, covenants and conditions herein contained shall not be deemed a waiver of any rights on the part of the Authority to enforce said terms, covenants and conditions at a later date, nor shall any failure by the Authority to enforce any of the terms of this Concession Agreement be construed to be or act as a waiver by the Authority of any subsequent rights so to enforce.

         5. Invalid Provisions. In the event any covenant, condition or provision herein contained is held to be invalid, the invalidity of any such covenant, condition or provision shall in no way effect any other covenant, condition or provision herein contained; provided, however, that the invalidity of any such covenant, condition or provision does not materially prejudice either the Authority or Concessionaire in their respective rights and obligations contained in the valid covenants, conditions or provisions of this Concession Agreement.

         6. Non-Waiver. The payment or acceptance of rentals and fees by the parties hereto for any period after a default of any of the terms, covenants, and conditions herein contained to be kept, performed and observed by said parties shall not be deemed as a waiver of any rights on the part of either of them to terminate this Concession Agreement for any subsequent failure or for the continued failure by the other party so to perform, keep and observe the terms, conditions, or covenants hereof to be performed, kept and observed by such other party. No waiver by either party of any of the terms of this Concession Agreement to be kept, performed, and observed by the other party shall be construed to be or act as a waiver of any subsequent default on the part of the other party.

         7. Holding Over. In the event Concessionaire shall continue to exercise the rights and privileges herein granted after the expiration of the Term hereof without the written approval of the Authority, such holding over shall not be deemed to operate as a renewal or extension of this Concession Agreement, but shall only create an extension from month-to-month.

         8. Subordination. This Concession Agreement shall be subject and subordinate to the provisions of the Federal Airports Act of 1946, as amended, or any act which replaces the Federal Airports Act of 1946 relative to the operation, maintenance and development of the Airport and to any agreement entered into between the Authority and the United States Government pursuant thereto.

         9. Interpretation. This Concession Agreement s hall be construed in accordance with the laws of the State of North Carolina Nothing in this Concession Agreement shall be construed or interpreted in any manner whatsoever as limiting, relinquishing, or waiving any rights of ownership enjoyed by the Authority in the Airport property or in any manner waiving or limiting its control over the operation or maintenance of Airport property or in derogation of such governmental rights as the Authority may possess, except as is specifically provided for herein.

         10. Successor and Assigns Bound by Covenant. All covenants, stipulations and agreements in this Concession Agreement shall extend to and bind the legal representatives, heirs, successors and assigns including successors-in-interest by merger or consolidation of the respective parties hereto.

         11. No Partnership Created. No partnership relationship between the parties hereto or joint venture is created by this Concession Agreement, and Concessionaire is not made the agent or representative of the Authority for any purpose or in any manner whatsoever.

         12. Concessionaire is Independent Operator. The Concessionaire is and shall be an independent operator responsible to all parties for all of its acts or omissions and the Authority shall be in no way responsible for the acts or omissions of the Concessionaire.

         13. Notices. Any notice required or permitted under this Concession Agreement shall be in writing, whether or not so state in the preceding provisions hereof, and shall be delivered by ha or by certified mail, return receipt requested, postage prepaid, addressed to the party for whom intended at the following address:

         For Concessionaire:          [


                                      Attention:

         For the Authority:           PIEDMONT TRIAD AIRPORT AUTHORITY
                                      P. 0. Box 35445
                                      Greensboro, NC 27425
                                      Attention: Executive Director

or to such other address as the party to receive such notice may hereafter direct in writing by as a notice given to the other in accordance with this Paragraph 13. Notice sent by certified mail postage prepaid, and addressed to one of the parties as required in this Paragraph 13 shall be deemed to have been given to such party three (3) days after the date it was posted in the mail.

         14. No Personal Liability. No member, director, officer, agent or employee of the Authority shall be charged personally or held to be contractually liable by or to Concessionaire under any terms or provisions of this Concession Agreement.

         15. Headings. The article and paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Concession Agreement.

         16. Construction. Each term and provision of this Concession Agreement shall be construed to be both as a covenant and as a condition.

         17. Survival of Obligations. Any obligation hereunder of either of the parties, including the obligation to pay rents, preserve records, submit to audits, provide indemnity, or do any other act or thing which is required to be performed after the expiration of the Term hereof, or which by its nature is to be performed after the expiration of the Term hereof, shall survive the expiration of such Term and shall remain binding upon the party which is required to keep or perform the same until such obligation has been discharged by such party in full.

         18. Entire Agreement. This instrument contains all the agreements and conditions made between the parties hereto with respect to the matters contained herein and may not be modified orally or in any other manner other than by agreement in writing, signed by both parties hereto or their respective successors.

         IN WITNESS WHEREOF, each of the parties has executed this Concession Agreement under seal, all on the day and year first above written.

                                PIEDMONT TRIAD AIRPORT AUTHORITY



                                By
                                   Chairman

Attest:




Secretary


                                CREATIVE HOST SERVICES, INC.



                                 By
                                     President

Attest:




Secretary

NORTH CAROLINA
GUILFORD COUNTY

         I, ____________________, as a Notary Public in and for said County and State, certify that personally came before me this date and acknowledged that he is Secretary of the PIEDMONT TRIAD AIRPORT AUTHORITY, as a body politic and corporate, and that by authority duly given by said Authority, the foregoing instrument was signed in its name by its Chairman, sealed with its corporate seal, and attested by himself as its Secretary.

         WITNESS my hand and notarial seal on this the _____ day of ___________, 1997.


                                        ________________________________________
                                        Notary Public

My Commission Expires:



_____________________________

STATE OF _____________

COUNTY OF ____________


         I, ________________, as a Notary Public in and for said County and State, certify that personally came before me this day and acknowledged that he/she is the Secretary of CREATIVE HOST SERVICES, INC., as a California corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its corporate name by its President, sealed with its corporate seal, and attested by himself/herself as its Secretary.

         WITNESS my hand and notarial seal, this _____ the day of _______, 1997.



                                   _______________________________________
                                   Notary Public

My Commission Expires:


_______________________________